UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2025
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, on May 13, 2025 at the 2025 Annual Meeting of the Stockholders (the “Annual Meeting”) of Group 1 Automotive, Inc. (the “Company”), the Company’s stockholders approved an amendment and restatement to the Company’s Third Amended and Restated Certificate of Incorporation (as amended, the “Fourth Amended and Restated Certificate of Incorporation”), as described in the Company’s Proxy Statement dated April 4, 2025, relating to the Annual Meeting (the “Proxy Statement”). The Fourth Amended and Restated Certificate of Incorporation was filed with the office of the Secretary of State of Delaware on May 13, 2025 and became effective upon filing. The Fourth Amended and Restated Certificate of Incorporation, among other things, eliminates the requirement that at least 80% of the voting power of the then-outstanding capital stock of the Company entitled to vote, voting together as a single class, is required to amend or repeal certain provisions of the Certificate of Incorporation, including Articles FIFTH and SEVENTH of the Certificate of Incorporation. Instead, amendment and repeal of those provisions may be implemented by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereon, voting together as a single class. Article FIFTH describes powers related to the removal of directors, amendment of the Company’s Bylaws and the powers of shareholders to act by written consent and call special meetings and Article SEVENTH addresses the supermajority vote of shareholders. The Fourth Amended and Restated Certificate of Incorporation also incorporates ministerial, clarifying and conforming changes.

The foregoing description of the Fourth Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 13, 2025. At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as set forth below.
Proposal 1:
The nine director nominees named in the Proxy Statement were elected as directors to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Carin M. Barth	11,318,038	62,951	10,677	780,534
Daryl A. Kenningham	11,328,324	61,213	2,129	780,534
Steven C. Mizell	11,314,378	64,304	12,984	780,534
Lincoln Pereira Filho	11,330,592	57,090	3,984	780,534
Stephen D. Quinn	11,116,895	272,267	2,504	780,534
Steven P. Stanbrook	11,321,269	67,893	2,504	780,534
Charles L. Szews	11,157,272	231,369	3,025	780,534
Anne Taylor	11,267,477	114,629	9,560	780,534
MaryAnn Wright	11,129,615	259,524	2,527	780,534
Proposal 2:
The compensation of the Company’s Named Executive Officers was approved, on a non-binding advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,079,377	306,792	5,497	780,534
Proposal 3:
The ratification of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, was approved, based upon the following votes:

For	Against	Abstain
12,166,329	3,033	2,838

Proposal 4:
The proposal to approve an amendment to the Company’s Certificate of Incorporation to eliminate supermajority requirements was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
11,375,117	13,865	2,684	780,534
Proposal 5:
The shareholder proposal seeking a simple majority vote was not approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
5,274,136	6,104,242	13,288	780,534
Item 8.01    Other Events.
On May 13, 2025, the Company announced that its Board of Directors approved a cash dividend of $0.50 per share, payable on June 16, 2025, to stockholders of record as of June 2, 2025.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Group 1 Automotive, Inc.
99.1	Press release of Group 1 Automotive, Inc., dated as of May 13, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.

Date:	May 14, 2025	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President